Exhibit 10.5


                     FIRST AMENDMENT TO FINANCING AGREEMENT


          THIS FIRST AMENDMENT TO FINANCING AGREEMENT (this
"Amendment"), dated as of April 13, 2000, is entered into by and between FACTORY 2-U STORES, INC., a Delaware corporation (the "Company"), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CITBC"), in its capacity as Lender and Agent under the Financing Agreement referred to below, with reference to the following facts:

                                    RECITALS

          A. The Company and CITBC, in its capacity as Lender and Agent, are parties to that certain Financing Agreement, dated as of March 3, 2000 (the "Financing Agreement"), pursuant to which CITBC as Lender and Agent have provided the Company with certain secured loans.

          B. The Company, and CITBC, in its capacity as Lender and Agent, wish to amend the Financing Agreement (i) to change the definition of Required Lenders, (ii) to require the Company to undertake an annual physical inventory, and (iii) to restrict the Agent's ability to make overadvances, all as further described below.

          NOW, THEREFORE, the parties hereby agree as follows:

          1. Defined Terms. All initially capitalized terms used in this Amendment without definition shall have the respective meanings assigned thereto in the Financing Agreement.

          2.   Amendment to  Definition of "Required Lenders".   The
definition of "Required Lenders" as described in Section 1of the Financing Agreement is hereby amended such that the definition shall read in full as follows:-

               "Required Lenders shall mean Lenders holding more than fifty percent (50%) of the outstanding loans, advances, extensions of credit and commitments to the Company hereunder, except that where there are one or more Lenders not affiliated with Agent, it shall include at least one Lender which is not also the Agent or an affiliate of the Agent."



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          3.   Additional Duties of the Company.  Section 7.13 of the
Financing Agreement is hereby amended to add the following additional language to the end of Section 7.13:


               "In addition, the Company agrees to undertake not less than one physical inventory per year. The Company will provide to the Agent the results of the physical inventory."

          4.   Restriction on the Agent's Ability to make Overadvances
Section 14.10(e) of the Financing Agreement is amended to read in full as follows:

               "(e) intentionally make any Revolving Credit Loan or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Letters of Credit hereunder for the Company would exceed 100% of the maximum amount available under
         Section 3 hereof, provided, however, the Agent, without the consent of all Lenders, for not more than one 60 consecutive day period during any 180 consecutive day period, may make such loans or assist in the opening of such Letters of Credit where the total of Revolving Loans and Letters of Credit hereunder for the Company during such period does not exceed 110% of the maximum amount available under Section 3 hereof."

          5.   Condition Precedent.  The effectiveness of this
Amendment shall be subject to the prior satisfaction of the following condition:

               (a) Execution and Delivery of this Amendment. CITBC shall have received this Amendment, duly executed by the Company.


          7. Otherwise Not Affected. Except as expressly amended hereby, the Financing Agreement shall remain unaltered and in full force and effect.

          8. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which, taken together, shall constitute but one and the same instrument.

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          IN WITNESS WHEREOF, the parties have executed this Amendment by their respective duly authorized officers as of the date first set forth above.



                                        FACTORY 2-U STORES, INC.,
                                        a Delaware corporation


                                        By   /s/ Douglas C. Felderman
                                        Title:  Chief Financial Officer



                                        By  /s/ John W. Swygert
                                        Title:  Assistant Secretary



                                        THE CIT GROUP/BUSINESS CREDIT, INC., as
                                        Agent and Lender


                                        By  /s/  Jeff Chiu
                                        Title:  Assistant Vice President


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